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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of Proxicom, Inc.

              We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1999, except as to the pooling of interests with ad hoc Interactive, Inc. which is as of March 26, 1999, which appears in Proxicom, Inc.'s registration statement on Form S-1 (SEC File No. 333-72297).

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
May 21, 1999